INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of The Gap, Inc. on Form S-8 of our report dated February 25, 1999, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Gap, Inc. for the year ended January 30, 1999.



     /s/ DELOITTE & TOUCHE LLP



San Francisco, California
April 15, 1999